UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Echo Lake Avenue, Suite 300, Mahtomedi, Minnesota	55115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, the Board of Directors (the “Board”) of ATRM Holdings, Inc. (the “Company”) appointed Stephen A. Clark to serve as the Chief Financial Officer of the Company. Mr. Clark, age 48, had served as the Company’s Interim Chief Financial Officer since he joined the Company on June 1, 2016. Mr. Clark has over 25 years of business, accounting and finance experience. Prior to joining the Company, Mr. Clark worked as a consultant on a variety of assignments for several companies in a variety of industries. Mr. Clark previously served as Vice President and Controller of Leaf River Energy Center, LLC, a natural gas storage company, from March 2013 to August 2014. Prior to that, from May 2002 to March 2013, Mr. Clark served as Executive Director of Finance of Long Island Power Authority, a $3 billion electric utility company servicing Long Island, New York. Mr. Clark began his career at PricewaterhouseCoopers, a certified public accounting firm, working in the Audit and Business Advisory Services group and the Transaction Services group from September 1990 to June 2000. Mr. Clark is a certified public accountant (inactive) and holds a Bachelor of Science in Accounting from Syracuse University and a Masters of Business Administration from Fairfield University. Mr. Clark is employed by the Company on an at will basis and receives an annual base salary of $185,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: September 12, 2016	By:	/s/ Daniel M. Koch
	Name:	Daniel M. Koch
	Title:	President and Chief Executive Officer